EXHIBIT (n)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated February 19, 2004, relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Report to Shareholders of The India Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Experts" and "Financial Statements" in such Registration Statement.






PricewaterhouseCoopers LLP
300 Madison Avenue
New York, New York 10017
November 30, 2004